EXHIBIT 2
                                                                       ---------


                                     PROXY


                             SOLICITED BY MANAGEMENT


               FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS


                           To be held on May 13, 2003


The undersigned shareholder of Precision Drilling Corporation (the "Corporation"), hereby appoints Hank B. Swartout or failing him, Dale E. Tremblay, or instead of either of the foregoing, ______________________________ of __________________________________________________________________ , as proxy to attend and act for and on behalf of the undersigned at the Annual and Special Meeting of the Corporation (the "Meeting") to be held at 3:00 p.m. (Calgary time) on Tuesday, the 13th day of May 2003, at the Calgary Petroleum Club, McMurray Room, 319 - 5th Avenue S.W., Calgary, Alberta and at any adjournment thereof, notice of which Meeting with the Management Information Circular accompanying same has been received by the undersigned, at every poll which may take place in consequence including polls on procedural matters which may come before said meeting, with specific power and authority to vote as specified below.

The undersigned hereby directs the proxyholder to vote the shares represented by this instrument of proxy in the following manner:

1.       To elect as directors for the ensuing year, all nominees as follows:

         W.C. (Mickey) Dunn      Murray K. Mullen        Hank B. Swartout
         Robert J.S. Gibson      Patrick M. Murray       H. Garth Wiggins
         Steven C. Grant         Fred W. Pheasey

         [_] VOTE FOR            [_] VOTE WITHHELD

2. To appoint KPMG LLP, Chartered Accountants as auditors of the Corporation for the ensuing year.

         [_] VOTE FOR            [_] VOTE WITHHELD

3. To approve the 2003 Stock Option Plan as described in the Management Information Circular.

         [_] VOTE FOR            [_] VOTE AGAINST

4.       To adopt new General By-Laws for the Corporation.

         [_] VOTE FOR            [_] VOTE AGAINST

The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or his attorney authorized in writing, or if the shareholder is a corporation under its corporate seal or by an officer or attorney thereof, duly authorized and shall be dated.

The undersigned hereby revokes any prior proxies to vote the common shares covered by this Proxy.

This Proxy is solicited by management and the costs of same will be borne by the Corporation.

Each common shareholder has the right to appoint a proxyholder, other than the persons designated above, who need not be a shareholder to attend and to act for him on his behalf at the Meeting. To exercise such right, the names of management's nominees should be crossed out and the name of the common shareholder's nominee should be legibly printed in the blank space provided, or another proxy in proper form should be completed.

In order for this Proxy to be effective, it must be deposited at the offices of Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2YI, not less than 48 hours before the Meeting or any adjournment thereof or with the Chairman of the Meeting prior to the commencement thereof.

In addition to any other manner permitted by law, a shareholder who has given a proxy may revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by it, by signing in person or by attorney authorized in writing a written revocation of proxy and by depositing such instrument of revocation at the office of Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2YI, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof or with the Chairman of the Meeting on the day thereof or on the day of any adjournment thereof.

Management knows of no other matters to come before the Meeting other than the matters referred to in the Notice. However, if any amendments, variations or new matters properly come before the Meeting, this proxy confers discretionary authority upon the shareholder's nominee to vote on such matters in accordance with the nominee's best judgement.

The securities represented by this proxy will be voted, and where the shareholder has specified a choice with respect to the above matters, will be voted as directed above or, if no direction is given, will be voted in favour of the resolutions approving the election of directors, the appointment of auditors, and the approval of the 2003 Stock Option Plan and the adoption of new General By-Laws for the Corporation.

DATED this _______ day of ___________, 2003.


____________________________________________
Signature of Shareholder

____________________________________________
Please print name of Shareholder

Please sign exactly as name appears on the address label on the left. Joint owners should each sign. Executors, administrators and trustees, etc. should attach evidence of their authority and a corporation should affix its seal hereto. Holders of Common Shares who do not expect to attend the Meeting in person are requested to date and sign this Instrument of Proxy appointing a proxy and return it in the envelope provided for that purpose.